Exhibit 99.1

NEWS RELEASE

Duke Energy Corporation
P.O. Box 1009
Charlotte, NC 28201-1009

Aug. 4, 2009	MEDIA CONTACT	Tom Shiel
	Phone:	704-382-2355
	24-Hour:	704-382-8333

	ANALYST CONTACT	Bill Currens
	Phone:	704-382-1603

Duke Energy Reports Second Quarter 2009 Results

•	Second quarter 2009 adjusted diluted earnings per share (EPS) was 26 cents, compared with 27 cents for the second quarter 2008
•	Reported diluted EPS for second quarter 2009 was 21 cents, compared to 28 cents for the second quarter 2008
•

Through second quarter, tracking slightly ahead of the employee incentive target of $1.20, based on adjusted diluted EPS; however, softened industrial volumes require continued strong focus on operations and cost management

CHARLOTTE, N.C. – Duke Energy today announced second quarter 2009 adjusted diluted earnings per share of 26 cents, compared to 27 cents for second quarter 2008. Reported diluted EPS for the second quarter 2009 was 21 cents, compared to 28 cents for the same period last year.

Through the second quarter of 2009, based upon adjusted diluted EPS, the company is slightly ahead of its internal plan, on a year-to-date basis. The company continues to experience lower electricity sales as a result of the economy, but has been effectively managing through the downturn with aggressive cost control. Industrial volumes are expected to stabilize for the remainder of 2009. Achievement of the employee incentive target will require continued focus on operations and cost management as well as some improvement in overall economic conditions.

“I am pleased with our results through the first half of the year in this challenging environment. Our industrial sales are being negatively impacted by current economic conditions and we have largely offset this impact with our strong operational performance and cost management. Industrial sales are showing signs of stabilization, but we do not see significant improvement in the near term. We will continue to focus on the matters we can control, including our operational performance, cost management and maintaining the strength of our liquidity and balance sheet,” said James E. Rogers, chairman, president and chief executive officer.

Mark-to-market impacts of economic hedges in the Commercial Power segment and special items affecting Duke Energy’s adjusted diluted EPS for the quarters include:

(In millions, except per-share amounts)	Pre-Tax Amount	Tax Effect	2Q2009 EPS Impact	2Q2008 EPS Impact
Second-quarter 2009
• Costs to Achieve, Cinergy Merger	$(8)	$3	—	—
• Crescent-related guarantees and tax adjustments	$7	$(13)	$(0.01)	—
• International Transmission Adjustment	$(32)	$10	$(0.02)	—
• Mark-to-market impact of economic hedges	$(36)	$13	$(0.02)	—

Second-quarter 2008
• Costs to Achieve, Cinergy Merger	$(12)	$5	—	—
• Mark-to-market impact of economic hedges	$107	$(38)	—	$0.05
• Crescent project impairments	$(100)	$39	—	$(0.05)
Total diluted EPS impact			$(0.05)	—

Reconciliation of reported to adjusted diluted EPS for the quarters:

	2Q2009 EPS	2Q2008 EPS
Diluted EPS from continuing operations, as reported	$0.22	$0.27
Diluted EPS from discontinued operations, as reported	—	$0.01
Diluted EPS, as reported	$0.21	$0.28
Adjustments to reported EPS:
• Diluted EPS from discontinued operations	—	$(0.01)
• Diluted EPS impact of special items and mark-to-market in Commercial Power	$0.05	—
Diluted EPS, adjusted	$0.26	$0.27

BUSINESS UNIT RESULTS (ON A REPORTED BASIS)

US Franchised Electric and Gas (USFE&G)

USFE&G reported second-quarter 2009 segment EBIT of $500 million, compared with $503 million in the second quarter of 2008.

Results were adversely affected by a decline in weather-adjusted sales volumes to industrial customers. These lower results were partially offset by reduced operating and maintenance costs.

Commercial Power

Commercial Power reported second-quarter 2009 segment EBIT from continuing operations of $79 million, compared to $235 million in the second quarter 2008. Results were adversely affected by mark-to-market losses on economic hedges in 2009 as compared to gains in 2008, lower power prices for wholesale customers and lower volumes for Ohio retail customers. These results were partially offset by prior year timing of expenses on a fuel and purchased power rider, and increased native margins related to the implementation of the Electric Security Plan in Ohio at the beginning of 2009.

Duke Energy International (DEI)

DEI reported second-quarter 2009 segment EBIT from continuing operations of $68 million, compared to $116 million in the second quarter 2008. DEI’s lower results were driven primarily by an adverse ruling on prior years’ transmission fees, a lower contribution from National Methanol resulting from reduced commodity prices, and unfavorable foreign exchange rates, primarily in Brazil. Partially offsetting these decreases were favorable contract prices in Brazil.

Other

Other includes costs associated with corporate governance, costs-to-achieve the Cinergy merger, Duke Energy’s captive insurance company and the results of Crescent, Duke Energy’s real estate joint-venture.

Other reported a second-quarter 2009 net expense from continuing operations of $38 million, compared to $189 million in the second quarter 2008. The decrease in net expense for the quarter was due primarily to prior year Crescent impairments and losses, favorable governance expenses and favorable results from captive insurance in 2009.

INTEREST EXPENSE

Interest expense from continuing operations was $186 million for the second quarter 2009, compared to $194 million for the second quarter 2008. The reduction in interest expense for the quarter was primarily due to lower interest rates on floating rate debt and commercial paper, partially offset by higher debt balances.

INCOME TAX EXPENSE

Income tax expense from continuing operations for second quarter 2009 was $177 million, compared to $167 million for the second quarter 2008. The effective tax rate for the quarter was approximately 38 percent, compared to 33 percent for the same period last year. The higher effective tax rate was primarily due to adjustments of certain tax benefits. The anticipated effective tax rate for full-year 2009 is 34 percent.

NON-GAAP FINANCIAL MEASURES

The primary performance measure used by management to evaluate segment performance is segment EBIT from continuing operations, which at the segment level represents all profits from continuing operations (both operating and non-operating), including any equity in earnings of unconsolidated affiliates, before deducting interest and taxes, and is net of the income attributable to non-controlling interests. Management believes segment EBIT from continuing operations, which is the GAAP measure used to report segment results, is a good indicator of each segment’s operating performance as it represents the results of Duke Energy’s ownership interests in continuing operations without regard to financing methods or capital structures.

Duke Energy’s management uses adjusted diluted EPS, which is a non-GAAP financial measure as it represents diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, adjusted for the per-share impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment, as a measure to evaluate operations of the company.

Special items represent certain charges and credits, which management believes will not be recurring on a regular basis. Mark-to-market adjustments reflect the mark-to-market impact of derivative contracts, which is recognized in GAAP earnings immediately as such derivative contracts do not qualify for hedge accounting or regulatory accounting treatment, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods. Adjusted diluted EPS is also used as a basis for employee incentive bonuses.

The most directly comparable GAAP measure for adjusted diluted EPS is reported diluted EPS from continuing operations attributable to Duke Energy Corporation common shareholders, which includes the impact of special items and the mark-to-market impacts of economic hedges in the Commercial Power segment.

Due to the forward-looking nature of adjusted diluted EPS for future periods, information to reconcile such non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items and the mark-to-market impacts of economic hedges in the Commercial Power segment for future periods.

Duke Energy also uses adjusted segment EBIT and Other net expenses (including adjusted equity earnings for Crescent Resources) as a measure of historical and anticipated future segment and Other performance. When used for future periods, adjusted segment EBIT and Other net expenses may also include any amounts that may be reported as discontinued operations or extraordinary items. Adjusted segment EBIT and Other net expenses are non-GAAP financial measures, as they represent reported segment EBIT and Other net expenses adjusted for special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Management believes that the presentation of adjusted segment EBIT and Other net expenses provides useful information to investors, as it allows them to more accurately compare a segment’s or Other’s ongoing performance across periods. The most directly comparable GAAP measure for adjusted segment EBIT or Other net expenses is reported segment EBIT or Other net expenses, which represents segment EBIT and Other net expenses from continuing operations, including any special items and the mark-to-market impacts of economic hedges in the Commercial Power segment. Due to the forward-looking nature of any forecasted adjusted segment EBIT or Other net expenses and any related growth rates for future periods, information to reconcile these non-GAAP financial measures to the most directly comparable GAAP financial measures is not available at this time, as the company is unable to forecast special items, the mark-to-market impacts of economic hedges in the Commercial Power segment, or any amounts that may be reported as discontinued operations or extraordinary items for future periods.

Duke Energy is the third largest electric power holding company in the United States, based on kilowatt-hour sales. Its regulated utility operations serve approximately 4 million customers located in five states – North Carolina, South Carolina, Indiana, Ohio and Kentucky – representing a population of approximately 11 million people. Duke Energy’s commercial power and international business segments operate diverse power generation assets in North America and Latin America, including a growing portfolio of renewable energy assets in the United States. Headquartered in Charlotte, N.C., Duke Energy is a Fortune 500 company traded on the New York Stock Exchange under the symbol DUK. More information about the company is available on the Internet at: www.duke-energy.com.

An earnings conference call for analysts is scheduled for 10 a.m. ET Tuesday, Aug. 4.

The conference call can be accessed via the investors’ section (http://www.duke-energy.com/investors/) of Duke Energy’s Web site or by dialing 719-325-4762 outside the United States or 877-719-9788 in the United States. The confirmation code is 9050234. Please call in 10 to 15 minutes prior to the scheduled start time. A replay of the conference call will be available until midnight ET, Aug. 14, 2009, by calling 719-457-0820 outside the United States or 888-203-1112 in the United States, and using the code 9050234. A replay and transcript also will be available by accessing the investors’ section of the company’s Web site.

Forward-looking statement

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements are based on management’s beliefs and assumptions. These forward-looking statements are identified by terms and phrases such as “anticipate,” “believe,” “intend,” “estimate,” “target,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and similar expressions. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to: State, federal and foreign legislative and regulatory initiatives, including costs of compliance with existing and future environmental requirements; state, federal and foreign legislation and regulatory initiatives that affect cost and investment recovery, or have an impact on rate structures; costs and effects of legal and administrative proceedings, settlements, investigations and claims; industrial, commercial and residential growth in Duke Energy Corporation’s (Duke Energy) service territories; additional competition in electric markets and continued industry consolidation; political and regulatory uncertainty in other countries in which Duke Energy conducts business; the influence of weather and other natural phenomena on Duke Energy operations, including the economic, operational and other effects of hurricanes, droughts, ice storms and tornadoes; the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates; unscheduled generation outages, unusual maintenance or repairs and electric transmission system constraints; the results of financing efforts, including Duke Energy’s ability to obtain financing on favorable terms, which can be affected by various factors, including Duke Energy’s credit ratings and general economic conditions; declines in the market prices of equity securities and resultant cash funding requirements for Duke Energy’s defined benefit pension plans; the level of credit worthiness of counterparties to Duke Energy’s transactions; employee workforce factors, including the potential inability to attract and retain key personnel; growth in opportunities for Duke Energy’s business units, including the timing and success of efforts to develop domestic and international power and other projects; the performance of electric generation and of projects undertaken by Duke Energy’s non-regulated businesses; construction and development risks associated with the completion of Duke Energy’s capital investment projects in existing and new generation facilities, including risks related to financing, obtaining and complying with terms of permits, meeting construction budgets and schedules, and satisfying operating and environmental performance standards, as well as the ability to recover costs from customers in a timely manner; the effect of accounting pronouncements issued periodically by accounting standard-setting bodies; and the ability to successfully complete merger, acquisition or divestiture plans. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than Duke Energy has described. Duke Energy undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

###

JUNE 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except per-share amounts and where noted)	2009	2008	2009	2008
COMMON STOCK DATA
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.27	$0.48	$0.63
Diluted	$0.22	$0.27	$0.48	$0.63
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$0.01	$—	$0.01
Diluted	$—	$0.01	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.21	$0.28	$0.48	$0.64
Diluted	$0.21	$0.28	$0.48	$0.64
Dividends Per Share	$0.47	$0.45	$0.70	$0.67
Weighted-Average Shares Outstanding
Basic	1,288	1,264	1,284	1,264
Diluted	1,289	1,266	1,285	1,266
INCOME
Operating Revenues	$2,913	$3,229	$6,225	$6,566

Total Reportable Segment EBIT	647	854	1,411	1,751
Other EBIT	(38)	(189)	(128)	(265)
Interest Expense	(186)	(194)	(370)	(376)
Interest Income and Other (a)	38	32	73	79
Income Tax Expense from Continuing Operations	(177)	(167)	(356)	(389)
(Loss) Income from Discontinued Operations, net of tax	(2)	13	1	15

Net Income	282	349	631	815
Less: Net Income (Loss) Attributable to Non-Controlling Interests	6	(2)	11	(1)

Net Income Attributable to Duke Energy Corporation	$276	$351	$620	$816

CAPITALIZATION
Total Common Equity			58%	62%
Total Debt			42%	38%
Total Debt			$15,733	$13,288
Book Value Per Share			$16.51	$16.99
Actual Shares Outstanding			1,294	1,265
CAPITAL AND INVESTMENT EXPENDITURES
U.S. Franchised Electric and Gas	$847	$778	$1,557	$1,653
Commercial Power	257	163	411	277
International Energy	27	27	39	83
Other	43	95	73	139

Total Capital and Investment Expenditures	$1,174	$1,063	$2,080	$2,152

EBIT BY BUSINESS SEGMENT
U.S. Franchised Electric and Gas	$500	$503	$1,057	$1,140
Commercial Power	79	235	193	381
International Energy	68	116	161	230

Total Reportable Segment EBIT	647	854	1,411	1,751
Other EBIT	(38)	(189)	(128)	(265)
Interest Expense	(186)	(194)	(370)	(376)
Interest Income and Other (a)	38	32	73	79

Income From Continuing Operations Before Income Taxes	$461	$503	$986	$1,189

(a)	Other within Interest Income and Other includes foreign currency transaction gains and losses, an adjustment to add back the non-controlling interest component of reportable segment and Other EBIT and additional non-controlling interest amounts not allocated to the reportable segment and Other results.

JUNE 2009

QUARTERLY HIGHLIGHTS

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
(In millions, except where noted)	2009	2008	2009	2008
U.S. FRANCHISED ELECTRIC AND GAS
Operating Revenues	$2,149	$2,402	$4,657	$5,003
Operating Expenses	1,692	1,939	3,666	3,938
Gains on Sales of Other Assets and Other, net	13	—	13	3
Other Income and Expenses, net	30	40	53	72

EBIT	$500	$503	$1,057	$1,140

Depreciation and Amortization	$319	$333	$641	$665
Duke Energy Carolinas GWh sales	18,862	21,036	39,292	43,091
Duke Energy Midwest GWh sales	13,369	15,018	27,921	31,294
Net Proportional MW Capacity in Operation			27,242	27,333
COMMERCIAL POWER
Operating Revenues	$474	$481	$1,011	$931
Operating Expenses	413	282	849	605
Gains on Sales of Other Assets and Other, net	—	32	5	46
Other Income and Expenses, net	18	4	26	9

EBIT	$79	$235	$193	$381

Depreciation and Amortization	$49	$42	$104	$85
Actual Plant Production, GWh	6,132	4,947	12,427	10,866
Net Proportional MW Capacity in Operation			8,071	7,550
INTERNATIONAL ENERGY
Operating Revenues	$271	$334	$526	$623
Operating Expenses	225	254	386	466
Gains on Sales of Other Assets and Other, net	—	1	—	1
Other Income and Expenses, net	26	41	32	83
Expense Attributable to Non-Controlling Interests	4	6	11	11

EBIT	$68	$116	$161	$230

Depreciation and Amortization	$19	$21	$38	$42
Sales, GWh	4,277	4,918	8,935	9,162
Proportional MW Capacity in Operation			4,051	4,010
OTHER
Operating Revenues	$42	$35	$78	$56
Operating Expenses	94	127	182	221
Gains on Sales of Other Assets and Other, net	—	—	1	1
Other Income and Expenses, net	17	(100)	(21)	(105)
Expense (Benefit) Attributable to Non-Controlling Interests	3	(3)	4	(4)

EBIT	$(38)	$(189)	$(128)	$(265)

Depreciation and Amortization	$20	$22	$38	$39

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In millions, except per-share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008
Operating Revenues	$2,913	$3,229	$6,225	$6,566
Operating Expenses	2,398	2,579	5,035	5,183
Gains on Sales of Other Assets and Other, net	13	33	19	51

Operating Income	528	683	1,209	1,434

Other Income and Expenses, net	119	14	147	131
Interest Expense	186	194	370	376

Income From Continuing Operations Before Income Taxes	461	503	986	1,189
Income Tax Expense from Continuing Operations	177	167	356	389

Income From Continuing Operations	284	336	630	800
(Loss) Income From Discontinued Operations, net of tax	(2)	13	1	15

Net Income	282	349	631	815

Less: Net Income (Loss) Attributable to Non-Controlling Interests	6	(2)	11	(1)

Net Income Attributable to Duke Energy Corporation	$276	$351	$620	$816

Earnings Per Share – Basic and Diluted
Income from continuing operations attributable to Duke Energy Corporation common shareholders
Basic	$0.22	$0.27	$0.48	$0.63
Diluted	$0.22	$0.27	$0.48	$0.63
Income from discontinued operations attributable to Duke Energy Corporation common shareholders
Basic	$—	$0.01	$—	$0.01
Diluted	$—	$0.01	$—	$0.01
Net income attributable to Duke Energy Corporation common shareholders
Basic	$0.21	$0.28	$0.48	$0.64
Diluted	$0.21	$0.28	$0.48	$0.64
Dividends per share	$0.47	$0.45	$0.70	$0.67
Weighted-average shares outstanding
Basic	1,288	1,264	1,284	1,264
Diluted	1,289	1,266	1,285	1,266

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(In millions)

	June 30, 2009	December 31, 2008
ASSETS
Current Assets	$5,391	$5,273
Investments and Other Assets	10,074	10,020
Net Property, Plant and Equipment	35,429	34,036
Regulatory Assets and Deferred Debits	3,815	3,748

Total Assets	$54,709	$53,077

LIABILITIES AND EQUITY
Current Liabilities	$4,141	$4,345
Long-term Debt	14,433	13,250
Deferred Credits and Other Liabilities	14,775	14,331
Equity	21,360	21,151

Total Liabilities and Equity	$54,709	$53,077

DUKE ENERGY CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In millions)

	Six Months Ended June 30,
	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income	$631	$815
Adjustments to reconcile net income to net cash provided by operating activities	386	880

Net cash provided by operating activities	1,017	1,695

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	(2,133)	(2,527)

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	836	871

Net (decrease) increase in cash and cash equivalents	(280)	39
Cash and cash equivalents at beginning of period	986	678

Cash and cash equivalents at end of period	$706	$717

Duke Energy Carolinas

Quarterly Highlights

Supplemental Franchised Electric Information

June 2009

	Quarter Ended June 30,			Year To Date June 30,
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	5,661	5,729	(1.2%)	13,518	13,228	2.2%
General Service	6,534	6,629	(1.4%)	13,038	13,078	(0.3%)
Industrial – Textile	896	1,177	(23.8%)	1,713	2,289	(25.2%)
Industrial – Other	3,837	4,631	(17.2%)	7,481	9,006	(16.9%)

Total Industrial	4,733	5,808	(18.5%)	9,194	11,295	(18.6%)
Other Energy Sales	71	71	0.5%	143	142	0.9%
Regular Resale	18	393	(95.4%)	174	818	(78.8%)

Total Regular Sales Billed	17,017	18,630	(8.7%)	36,067	38,561	(6.5%)
Special Sales	1,029	1,653	(37.7%)	2,791	4,177	(33.2%)

Total Electric Sales	18,046	20,283	(11.0%)	38,858	42,738	(9.1%)
Unbilled Sales	816	753	8.4%	434	353	22.9%

Total Consolidated Electric Sales – Carolinas	18,862	21,036	(10.3%)	39,292	43,091	(8.8%)
Average Number of Customers
Residential	2,021,159	2,008,917	0.6%	2,021,917	2,006,703	0.8%
General Service	331,163	331,299	0.0%	330,976	330,890	0.0%
Industrial – Textile	654	672	(2.6%)	656	676	(3.0%)
Industrial – Other	6,687	6,542	2.2%	6,695	6,551	2.2%

Total Industrial	7,341	7,214	1.8%	7,351	7,227	1.7%
Other Energy Sales	13,905	13,656	1.8%	13,863	13,618	1.8%
Regular Resale	6	21	(71.4%)	9	21	(59.5%)

Total Regular Sales	2,373,574	2,361,107	0.5%	2,374,116	2,358,459	0.7%
Special Sales	26	31	(15.1%)	29	37	(22.1%)

Total Avg Number of Customers – Carolinas	2,373,600	2,361,138	0.5%	2,374,145	2,358,496	0.7%

Heating and Cooling Degree Days
Actual
Heating Degree Days	199	216	(7.8%)	1,984	1,895	4.7%
Cooling Degree Days	532	544	(2.2%)	539	546	(1.1%)

Variance from Normal
Heating Degree Days	(7.6%)	(4.6%)	n/a	4.0%	(1.0%)	n/a
Cooling Degree Days	13.0%	21.3%	n/a	12.9%	20.5%	n/a

Duke Energy – Midwest

Quarterly Highlights

Supplemental Franchised Electric Information

June 2009

	Quarter Ended June 30,			Year To Date June 30,
	2009	2008	% Inc.(Dec.)	2009	2008	% Inc.(Dec.)
GWH Sales
Residential	3,567	3,651	(2.3%)	9,045	9,153	(1.2%)
General Service	4,323	4,365	(1.0%)	8,754	8,917	(1.8%)
Industrial	3,395	4,293	(20.9%)	6,814	8,580	(20.6%)
Other Energy Sales	42	43	(2.3%)	85	87	(2.3%)

Total Regular Electric Sales Billed	11,327	12,352	(8.3%)	24,698	26,737	(7.6%)
Special Sales	1,731	2,433	(28.9%)	3,465	4,613	(24.9%)

Total Electric Sales Billed – Midwest	13,058	14,785	(11.7%)	28,163	31,350	(10.2%)
Unbilled Sales	311	233	33.5%	(242)	(56)	(332.1%)

Total Electric Sales – Midwest	13,369	15,018	(11.0%)	27,921	31,294	(10.8%)
Average Number of Customers
Residential	1,397,301	1,402,355	(0.4%)	1,402,242	1,407,411	(0.4%)
General Service	184,201	184,745	(0.3%)	184,457	184,791	(0.2%)
Industrial	5,507	5,605	(1.7%)	5,521	5,613	(1.6%)
Other Energy	4,098	3,995	2.6%	4,083	3,972	2.8%

Total Regular Sales	1,591,107	1,596,700	(0.4%)	1,596,303	1,601,787	(0.3%)
Special Sales	16	37	(56.8%)	20	38	(47.4%)

Total Avg Number Electric Customers – Midwest	1,591,123	1,596,737	(0.4%)	1,596,323	1,601,825	(0.3%)
Heating and Cooling Degree Days *
Actual
Heating Degree Days	227	242	(6.2%)	2,368	2,527	(6.3%)
Cooling Degree Days	363	290	25.2%	363	290	25.2%
Variance from Normal
Heating Degree Days	0.9%	1.7%	n/a	3.5%	9.1%	n/a
Cooling Degree Days	14.9%	0.0%	n/a	13.4%	(1.0%)	n/a

*	Reflects HDD and CDD for Duke Energy – Indiana, Duke Energy – Ohio and Duke Energy – Kentucky

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2008 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$503	$—		$—		$—		$—		$—	$503
Commercial Power	128	—		—		107	B	—		107	235
International Energy	116	—		—		—		—		—	116

Total reportable segment EBIT	747	—		—		107		—		107	854
Other	(77)	(12	) A	(100	) D	—		—		(112)	(189)

Total reportable segment EBIT and other EBIT	$670	$(12)		$(100)		$107		$—		$(5)	$665
Interest Expense	(194)	—		—		—		—		—	(194)
Interest Income and Other	32	—		—		—		—		—	32
Income Taxes from Continuing Operations	(173)	5		39		(38)		—		6	(167)
Discontinued Operations, net of taxes	—	—		—		—		13	C	13	13
Less: Net Income Attributable to Non-Controlling Interests	(2)	—		—		—		—		—	(2)

Net Income (Loss) Attributable to Duke Energy Corporation	$337	$(7)		$(61)		$69		$13		$14	$351

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.27	$—		$(0.05)		$0.05		$0.01		$0.01	$0.28

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.27	$—		$(0.05)		$0.05		$0.01		$0.01	$0.28

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $6 million recorded in Operation, maintenance and other and $6 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $20 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $87 million gain recorded within Fuel used in electric generation and purchased power – non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2008 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Project Impairments		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,140	$—		$—		$—		$—		$—	$1,140
Commercial Power	227	—		—		154	B	—		154	381
International Energy	230	—		—		—		—		—	230

Total reportable segment EBIT	1,597	—		—		154		—		154	1,751
Other	(142)	(23	) A	(100	) D	—		—		(123)	(265)

Total reportable segment and other EBIT	$1,455	$(23)		$(100)		$154		$—		$31	$1,486
Interest Expense	(376)	—		—		—		—		—	(376)
Interest Income and Other	79	—		—		—		—		—	79
Income Taxes from Continuing Operations	(382)	9		39		(55)		—		(7)	(389)
Discontinued Operations, net of taxes	—	—		—		—		15	C	15	15
Less: Net Income Attributable to Non-Controlling Interests	(1)	—		—		—		—		—	(1)

Net Income (Loss) Attributable to Duke Energy Corporation	$777	$(14)		$(61)		$99		$15		$39	$816

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.61	$(0.01)		$(0.05)		$0.08		$0.01		$0.03	$0.64

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.61	$(0.01)		$(0.05)		$0.08		$0.01		$0.03	$0.64

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $12 million recorded in Operation, maintenance and other and $11 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $9 million gain recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $145 million gain recorded within Fuel used in electric generation and purchased power – non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Equity in earnings (losses) of unconsolidated affiliates on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,264
Diluted	1,266
*	Represents the mark-to-market impact of derivative contracts, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2009 Quarter-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$500	$—		$—		$—		$—		$—		$—	$500
Commercial Power	115	—		—		—		(36	) B	—		(36)	79
International Energy	94	—		—		(26	) E	—		—		(26)	68

Total reportable segment EBIT	709	—		—		(26)		(36)		—		(62)	647
Other	(37)	(8	) A	7	D	—		—		—		(1)	(38)

Total reportable segment and Other EBIT	$672	$(8)		$7		$(26)		$(36)		$—		$(63)	$609
Interest Expense	(180)	—		—		(6)		—		—		(6)	(186)
Interest Income and Other	38	—		—		—		—		—		—	38
Income Taxes from Continuing Operations	(190)	3		(13)		10		13		—		13	(177)
Discontinued Operations, net of taxes	—	—		—		—		—		(2	) C	(2)	(2)
Less: Net Income Attributable to Non-Controlling Interests	6	—		—		—		—		—		—	6

Net Income (Loss) Attributable to Duke Energy Corporation	$334	$(5)		$(6)		$(22)		$(23)		$(2)		$(58)	$276

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.26	$—		$(0.01)		$(0.02)		$(0.02)		$—		$(0.05)	$0.21

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.26	$—		$(0.01)		$(0.02)		$(0.02)		$—		$(0.05)	$0.21

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $3 million recorded in Operation, maintenance and other and $5 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $20 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $16 million loss recorded within Fuel used in electric generation and purchased power – non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

E – $30 million recorded in Operation, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power – non-regulated, and $2 million as a reduction to Net income (loss) attributable to non-controlling interests on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,288
Diluted	1,289
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.

DUKE ENERGY CORPORATION

ADJUSTED TO REPORTED EARNINGS RECONCILIATION

June 2009 Year-to-Date

(Dollars in millions, except per-share amounts)

		Special Items (Note 1)
	Adjusted Earnings	Costs to Achieve, Cinergy Merger		Crescent Related Guarantees and Tax Adjustments		International Transmission Adjustment		Economic Hedges (Mark-to- Market) *		Discontinued Operations		Total Adjustments	Reported Earnings
SEGMENT EARNINGS BEFORE INTEREST AND TAXES FROM CONTINUING OPERATIONS
U.S. Franchised Electric and Gas	$1,057	$—		$—		$—		$—		$—		$—	$1,057
Commercial Power	218	—		—		—		(25	) B	—		(25)	193
International Energy	187	—		—		(26	) E	—		—		(26)	161

Total reportable segment EBIT	1,462	—		—		(26)		(25)		—		(51)	1,411
Other	(87)	(15	) A	(26	) D	—		—		—		(41)	(128)

Total reportable segment and Other EBIT	$1,375	$(15)		$(26)		$(26)		$(25)		$—		$(92)	$1,283
Interest Expense	(364)	—		—		(6)		—		—		(6)	(370)
Interest Income and Other	73	—		—		—		—		—		—	73
Income Taxes from Continuing Operations	(381)	6		—		10		9		—		25	(356)
Discontinued Operations, net of taxes	—	—		—		—		—		1	C	1	1
Less: Net Income Attributable to Non-Controlling Interests	11	—		—		—		—		—		—	11

Net Income (Loss) Attributable to Duke Energy Corporation	$692	$(9)		$(26)		$(22)		$(16)		$1		$(72)	$620

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, BASIC	$0.54	$(0.01)		$(0.02)		$(0.02)		$(0.01)		$—		$(0.06)	$0.48

EPS ATTRIBUTABLE TO DUKE ENERGY CORPORATION, DILUTED	$0.54	$(0.01)		$(0.02)		$(0.02)		$(0.01)		$—		$(0.06)	$0.48

Note 1 – Amounts for special items are presented net of any related non-controlling interest.

A – $7 million recorded in Operation, maintenance and other and $8 million recorded in Depreciation and amortization (all Operating Expenses) on the Consolidated Statements of Operations.

B – $1 million loss recorded within Non-regulated electric, natural gas, and other (Operating Revenues) and $24 million loss recorded within Fuel used in electric generation and purchased power – non-regulated (Operating Expenses) on the Consolidated Statements of Operations.

C – Recorded in (Loss) Income From Discontinued Operations, net of tax on the Consolidated Statements of Operations.

D – Recorded in Other income and expenses, net on the Consolidated Statements of Operations.

E – $30 million recorded in Operation, maintenance and other, $2 million recorded as a reduction to fuel used in electric generation and purchased power – non-regulated, and $2 million as a reduction to Net income (loss) attributable to non-controlling interests on the Consolidated Statements of Operations.

Weighted Average Shares (reported and adjusted) – in millions

Basic	1,284
Diluted	1,285
*	Represents the mark-to-market impact of derivative contracts in the non-native portfolio, which is recognized in earnings immediately as such derivative contracts do not qualify for hedge accounting, used in Duke Energy’s hedging of a portion of the economic value of its generation assets in the Commercial Power segment. The economic value of the generation assets is subject to fluctuations in fair value due to market price volatility of the input and output commodities (e.g. coal, power) and, as such, the economic hedging involves both purchases and sales of those input and output commodities related to the generation assets. Because the operations of the generation assets are accounted for under the accrual method, management believes that excluding the impact of mark-to-market changes of the economic hedge contracts from adjusted earnings until settlement better matches the financial impacts of the hedge contract with the portion of the economic value of the underlying hedged asset. Management believes that the presentation of adjusted diluted EPS Attributable to Duke Energy Corporation provides useful information to investors, as it allows them to more accurately compare the company’s performance across periods.